Exhibit (h)(1)
                                AGENCY AGREEMENT


         AGREEMENT dated the 16th day of February, 1999, by and between FARMERS INVESTMENT TRUST, a Massachusetts business trust ("Fund"), and KEMPER SERVICE COMPANY, a Delaware corporation ("Service Company").

         WHEREAS, Fund wants to appoint Service Company as Transfer Agent and Dividend Disbursing Agent, and Service Company wants to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1. Documents to be Filed with Appointment. In connection with the appointment of Service Company as Transfer Agent and Dividend Disbursing Agent for Fund, there will be filed with Service Company the following documents:

                  A. A certified copy of the resolutions of the Board of Trustees of Fund appointing Service Company as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to give written instructions and requests on behalf of Fund.

                  B. A certified copy of the Agreement and Declaration of Trust of Fund and any amendments thereto.

                  C.       A certified copy of the Bylaws of Fund.

                  D. Copies of Registration Statements filed with the Securities and Exchange Commission.

                  E. Specimens of the signatures of the officers of the Fund authorized to sign written instructions and requests on behalf of the Fund.

                  F.       An opinion of counsel for Fund:

                           (1) With respect to Fund's organization and existence under the laws of The Commonwealth of Massachusetts.

                           (2) With respect to the status of all shares of Fund covered by this appointment under the Securities Act of 1933, and any other applicable federal or state statute.

                           (3) To the effect that all issued shares are, and all unissued shares will be when issued, validly issued, fully paid and non-assessable.

                  2. Certain Representations and Warranties of Service Company. Service Company represents and warrants to Fund that:
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                  A.       It is a corporation  duly  organized and existing and
                           in good standing under the laws of the State of Delaware.

                  B. It is duly qualified to carry on its business in the State of Missouri.

                  C. It is empowered under applicable laws and by its Certificate of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement.

                  D.       All  requisite  corporate  action  has been  taken to
                           authorize   it  to  enter  into  and   perform   this
                           Agreement.

                  E. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

                  F. It is, and will continue to be, registered as a transfer agent under the Securities Exchange Act of 1934.

         3.       Certain   Representations   and   Warranties  of  Fund.   Fund
                  represents and warrants to Service Company that:

                  A. It is a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

                  B. It is an investment company registered under the Investment Company Act of 1940.

                  C. A registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all shares of Fund being offered for sale at any time and from time to time.

                  D. All requisite steps have been or will be taken to register Fund's shares for sale in all applicable states, including the District of Columbia.

                  E. Fund and its Trustees are empowered under applicable laws and by the Fund's Agreement and Declaration of Trust and Bylaws to enter into and perform this Agreement.

         4.       Scope of Appointment.
                  --------------------

                  A. Subject to the conditions set forth in this Agreement, Fund hereby employs and appoints Service Company as Transfer Agent and Dividend Disbursing Agent effective the date hereof.

                  B. Service Company hereby accepts such employment and appointment and agrees that it will act as Fund's Transfer Agent and Dividend Disbursing Agent. Service Company agrees that it will also act as agent in connection


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                           with Fund's periodic withdrawal payment accounts and
                           other open-account or similar plans for shareholders, if any.

                  C. Service Company agrees to provide the necessary facilities, equipment and personnel to perform its duties and obligations hereunder in accordance with industry practice.

                  D. Fund agrees to use all reasonable efforts to deliver to Service Company in Kansas City, Missouri, as soon as they are available, all its shareholder account records.

                  E. Subject to the provisions of Sections 18 and 19 hereof, Service Company agrees that it will perform all the usual and ordinary services of Transfer Agent and Dividend Disbursing Agent and as agent for the various shareholder accounts, including, without limitation, the following: maintaining all shareholder accounts, preparing shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing shareholder reports and prospectuses, withholding federal income taxes, preparing and mailing checks for disbursement of income and capital gains dividends, preparing and filing all required U.S. Treasury Department information returns for all shareholders, preparing and mailing confirmation forms to shareholders and dealers with respect to all purchases and liquidations of Fund shares and other transactions in shareholder accounts for which confirmations are required, recording reinvestments of dividends and distributions in Fund shares, recording redemptions of Fund shares and preparing and mailing checks for payments upon redemption and for disbursements to systematic withdrawal plan shareholders.

         5.       Compensation and Expenses.
                  -------------------------

                  A. In consideration for the services provided hereunder by Service Company as Transfer Agent and Dividend Disbursing Agent, Fund will pay to Service Company from time to time compensation as agreed upon for all services rendered as Agent, and also all its reasonable out-of-pocket expenses and other disbursements incurred in connection with the agency. Such compensation will be set forth in a separate schedule to be agreed to by Fund and Service Company. The initial agreement regarding compensation is attached as Exhibit A.

                  B. Fund agrees to promptly reimburse Service Company for all reasonable out-of-pocket expenses or advances incurred by Service Company in connection with the performance of services under this Agreement including, but not limited to, postage, envelopes, check forms, continuous forms, forms for reports and statements, stationery, and other similar items, telephone and telegraph charges incurred in answering inquiries from dealers or shareholders, microfilm used each year to record the previous year's transactions in shareholder accounts and computer tapes used for permanent storage of records and cost of insertion of materials in


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                           mailing envelopes by outside firms. Service Company
                           may, at its option, arrange to have various service providers submit invoices directly to the Fund for payment of out-of-pocket expenses reimbursable hereunder.

         6.       Efficient Operation of Service Company System.
                  ---------------------------------------------

                  A. In connection with the performance of its services under this Agreement, Service Company is responsible for the accurate and efficient functioning of its system at all times, including:

                           (1) The accuracy of the entries in Service Company's records reflecting purchase and redemption orders and other instructions received by Service Company from dealers, shareholders, Fund or its principal underwriter.

                           (2) The timely availability and the accuracy of shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from Service Company's records or data.

                           (3) The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from Fund.

                           (4) The accuracy of redemption transactions and payments in accordance with redemption instructions received from dealers, shareholders or Fund or other authorized persons.

                           (5) The deposit daily in Fund's appropriate special bank account of all checks and payments received from dealers or shareholders for investment in shares.

                           (6)      The requiring of proper forms of
                                    instructions, signatures and signature
                                    guarantees and any necessary documents
                                    supporting the rightfulness of transfers, redemptions and other shareholder account transactions, all in conformance with Service Company's present procedures with such changes as may be deemed reasonably appropriate by Service Company or as may be reasonably approved by or on behalf of Fund.

                           (7) The maintenance of a current duplicate set of Fund's essential or required records, as agreed upon from time to time by Fund and Service Company, at a secure distant location, in form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

         7.       Indemnification.
                  ---------------

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                  A.       Fund shall indemnify and hold Service Company
                           harmless from and against any and all claims, actions, suits, losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to any action or omission by Service Company pursuant to this Agreement or in connection with the agency relationship created by this Agreement, provided that Service Company has acted in good faith, without negligence and without willful misconduct.

                  B. Service Company shall indemnify and hold Fund harmless from and against any and all claims, actions, suits, losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to any action or omission by Service Company pursuant to this Agreement or in connection with the agency relationship created by this Agreement, provided that Service Company has not acted in good faith, without negligence and without willful misconduct.

                  C. In order that the indemnification provisions contained in this Section 7 shall apply, upon the assertion of a claim for which either party (the "Indemnifying Party") may be required to provide indemnification hereunder, the party seeking indemnification (the "Indemnitee") shall promptly notify the Indemnifying Party of such assertion, and shall keep such party advised with respect to all developments concerning such claim. The Indemnifying Party shall be entitled to assume control of the defense and the negotiations, if any, regarding settlement of the claim. If the Indemnifying Party assumes control, the Indemnitee shall have the option to participate in the defense and negotiations of such claim at its own expense. The Indemnitee shall in no event confess, admit to, compromise, or settle any claim for which the Indemnifying Party may be required to indemnify it except with the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.

         8.       Certain Covenants of Service Company and Fund.
                  ---------------------------------------------

                  A. All requisite steps will be taken by Fund from time to time when and as necessary to register the Fund's shares for sale in all states in which Fund's shares shall at the time be offered for sale and require registration. If at any time Fund receives notice of any stop order or other proceeding in any such state affecting such registration or the sale of Fund's shares, or of any stop order or other proceeding under the Federal securities laws affecting the sale of Fund's shares, Fund will give prompt notice thereof to Service Company.

                  B. Service Company hereby agrees to establish and maintain facilities and procedures reasonably acceptable to Fund for safekeeping of check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such forms and devices. Further, Service Company agrees to carry insurance, as specified in Exhibit B hereto, with insurers reasonably acceptable to Fund and in minimum


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

                           amounts that are reasonably acceptable to Fund, which will not be changed without the consent of Fund, which consent shall not be unreasonably withheld, and which will be expanded in coverage or increased in amounts from time to time if and when reasonably requested by Fund. If Service Company determines that it is unable to obtain any such insurance upon commercially reasonable terms, it shall promptly so advise Fund in writing. In such event, Fund shall have the right to terminate this Agreement upon 30 days notice.

                  C. To the extent required by Section 31 of the Investment Company Act of 1940 and Rules thereunder, Service Company agrees that all records maintained by Service Company relating to the services to be performed by Service Company under this Agreement are the property of Fund and will be preserved and will be surrendered promptly to Fund on request.

                  D. Service Company agrees to furnish Fund semi-annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other reasonably available financial information reasonably requested by Fund. The annual financial statements will be certified by Service Company's certified public accountants.

                  E. Service Company represents and agrees that it will use all reasonable efforts to keep current on the trends of the investment company industry relating to shareholder services and will use all reasonable efforts to continue to modernize and improve its system without additional cost to Fund.

                  F. Service Company will permit Fund and its authorized representatives to make periodic inspections of its operations at reasonable times during business hours.

                  G. If Service Company is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement, by reason of fire, flood, storm, strike, lockout or other labor trouble, riot, war, rebellion, accidents, acts of God, equipment, utility or transmission failure or damage, and/or any other cause or casualty beyond the reasonable control of Service Company, whether similar to the foregoing matters or not, then upon written notice to Fund, the requirements of this Agreement that are affected by such disability, to the extent so affected, shall be suspended during the period of such disability; provided, however, that Service Company shall make reasonable effort to remove such disability as soon as possible. During such period, Fund may seek alternate sources of service without liability hereunder; and Service Company will use all reasonable efforts to assist Fund to obtain alternate sources of service. Service Company shall have no liability to Fund for nonperformance because of the reasons set forth in this Section 8.G; but if a disability that, in Fund's reasonable belief, materially affects Service Company's ability to perform its obligations under this Agreement continues for a period of 30


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

                           days, then Fund shall have the right to terminate this Agreement upon 10 days written notice to Service Company.

         9. Death, Resignation or Removal of Signing Officer. Fund will file promptly with Service Company written notice of any change in the officers authorized to sign written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer, all as certified by an appropriate officer of the Fund.

         10. Future Amendments of Agreement and Declaration of Trust and Bylaws. Fund will promptly file with Service Company copies of all material amendments to its Agreement and Declaration of Trust and Bylaws and Registration Statement made after the date of this Agreement.

         11. Instructions, Opinion of Counsel and Signatures. At any time Service Company may apply to any officer of Fund for instructions, and may consult with legal counsel for Fund at the expense of Fund, or with its own legal counsel at its own expense, with respect to any matter arising in connection with the agency; and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. Service Company is authorized to act on the orders, directions or instructions of such persons as the Board of Trustees of Fund shall from time to time designate by resolution. Service Company will be protected in acting upon any paper or document, including any orders, directions or instructions, reasonably believed by it to be genuine and to have been signed by the proper person or persons; and Service Company will not be held to have notice of any change of authority of any person so authorized by Fund until receipt of written notice thereof from Fund.

         12. Papers Subject to Approval of Counsel. The acceptance by Service Company of its appointment as Transfer Agent and Dividend Disbursing Agent, and all documents filed in connection with such appointment and thereafter in connection with the agencies, will be subject to the approval of legal counsel for Service Company, which approval will not be unreasonably withheld.

         13. Certification of Documents. The required copy of the Agreement and Declaration of Trust of Fund and copies of all amendments thereto will be certified by the appropriate official of The Commonwealth of Massachusetts; and if such Agreement and Declaration of Trust and amendments are required by law to be also filed with a county, city or other officer or official body, a certificate of such filing will appear on the certified copy submitted to Service Company. A copy of the order or consent of each governmental or regulatory authority required by law for the issuance of Fund shares will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto and copies of resolutions of the Board of Trustees of Fund will be certified by the Secretary or an Assistant Secretary of Fund.


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

         14. Records. Service Company will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to sub-paragraph (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any.

         15. Disposition of Books and Records. Service Company will send periodically to Fund, or to where designated by the Secretary or an Assistant Secretary of Fund, all books, documents and records no longer deemed needed for current purposes, upon the understanding that such books, documents and records will not be destroyed by Fund without the consent of Service Company (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

         16.      Provisions Relating to Service Company as Transfer Agent.
                  --------------------------------------------------------

                  A. Fund will furnish Service Company with sufficient funds to pay any taxes required on the original issue of the shares. Fund will furnish Service Company such evidence as may be required by Service Company to show the actual value of the shares. If no taxes are payable, Service Company will upon request be furnished with an opinion of outside counsel to that effect.

                  B. Shares will be transferred or shares accepted for redemption and funds remitted therefor upon submission of such documents as Service Company may deem necessary to evidence the authority of the person making the transfer or redemption, and bearing satisfactory evidence of the payment of any applicable share transfer taxes. Service Company reserves the right to refuse to transfer or redeem shares until it is satisfied that any such document is valid and genuine, and for that purpose it may require a guarantee of signature by such persons as may from time to time be specified in the prospectus related to such shares or otherwise authorized by Fund. Service Company also reserves the right to refuse to transfer or redeem shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its judgment, are improper, unauthorized, or otherwise not rightful. Service Company may, in effecting transfers or redemptions, rely upon Simplification Acts or other statutes which protect it and Fund in not requiring complete fiduciary documentation.

                  C. Service Company will issue and mail subscription warrants provided by Fund and representing share dividends, exchanges or split-ups, or act as Conversion Agent upon receiving written instructions from any officer of Fund and such other documents as Service Company deems necessary.

                  D. Service Company will supply a list of shareholders to Fund, properly certified by an officer of Service Company, for any shareholder meeting


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                           upon receiving a request from an officer of Fund. It
                           will also supply lists at such other times as may be reasonably requested by an officer of Fund.

                  E. Upon receipt of written instructions of an officer of Fund, Service Company will address and mail notices to shareholders.

                  F. In case of any request or demand for the inspection of the share books of Fund or any other books of Fund in the possession of Service Company, Service Company will endeavor to notify Fund and to secure instructions as to permitting or refusing such inspection. Service Company reserves the right, however, to exhibit the share books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the share books or other books to such person.

         17.      Provisions Relating to Dividend Disbursing Agency.
                  -------------------------------------------------

                  A. Service Company will, at the expense of Fund, provide a special form of check containing the imprint of any device or other matter desired by Fund. Said checks must, however, be of a form and size convenient for use by Service Company.

                  B. If Fund wants to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished to Service Company within a reasonable time prior to the date of mailing of the dividend checks, at the expense of Fund.

                  C. If Fund wants its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to Service Company but the size and form of said envelopes will be subject to the approval of Service Company. If stamped envelopes are used, they must be furnished by Fund; or, if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by Fund.

                  D. Service Company will maintain one or more deposit accounts as Agent for Fund, into which the funds for payment of dividends, distributions, redemptions or other disbursements provided for hereunder will be deposited, and against which checks will be drawn.

         18.      Termination of Agreement.
                  ------------------------

                  A. This Agreement may be terminated by either party upon sixty (60) days prior written notice to the other party.

                  B. Fund, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events:


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                           (1)      Any interruption or cessation of operations
                                    by Service Company or its assigns which
                                    materially interferes with the business
                                    operation of Fund.

                           (2) The bankruptcy of Service Company or its assigns or the appointment of a receiver for Service Company or its assigns.

                           (3) Any merger, consolidation or sale of substantially all the assets of Service Company or its assigns.

                           (4) The acquisition of a controlling interest in Service Company or its assigns, by any broker, dealer, investment adviser or investment company except as may presently exist.

                           (5) Failure by Service Company or its assigns to perform its duties in accordance with this Agreement, which failure materially adversely affects the business operations of Fund and which failure continues for thirty
                                    (30) days after written notice from Fund.

                           (6) The registration of Service Company or its assigns as a transfer agent under the Securities Exchange Act of 1934 is revoked, terminated or suspended for any reason.

                  C. In the event of termination, Fund will promptly pay Service Company all amounts due to Service Company hereunder. Upon termination of this Agreement, Service Company shall deliver all shareholder and account records pertaining to Fund either to Fund or as directed in writing by Fund.

         19.      Assignment.
                  ----------

                  A. Neither this Agreement nor any rights or obligations hereunder may be assigned by Service Company without the written consent of Fund; provided, however, no assignment will relieve Service Company of any of its obligations hereunder.

                  B. This Agreement including, without limitation, the provisions of Section 7 will inure to the benefit of and be binding upon the parties and their respective successors and assigns.

                  C. Service Company is authorized by Fund to use the system services of DST Systems, Inc. and the system and other services, including data entry, of Administrative Management Group, Inc.

         20.      Confidentiality.
                  ---------------

                  A. Except as provided in the last sentence of Section 16.F hereof, or as otherwise required by law, Service Company will keep confidential all


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                           records of and information in its possession relating
                           to Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the consent of Fund.

                  B. Except as otherwise required by law, Fund will keep confidential all financial statements and other financial records (other than statements and records relating solely to Fund's business dealings with Service Company) and all manuals, systems and other technical information and data, not publicly disclosed, relating to Service Company's operations and programs furnished to it by Service Company pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of Service Company. Notwithstanding anything to the contrary in this Section 20.B, if an attempt is made pursuant to subpoena or other legal process to require Fund to disclose or produce any of the aforementioned manuals, systems or other technical information and data, Fund shall give Service Company prompt notice thereof prior to disclosure or production so that Service Company may, at its expense, resist such attempt.

         21. Survival of Representations and Warranties. All representations and warranties by either party herein contained will survive the execution and delivery of this Agreement.

         22.      Miscellaneous.
                  -------------

                  A. This Agreement is executed and delivered in the State of Illinois and shall be governed by the laws of said state (except as to Section 22.G hereof which shall be governed by the laws of The Commonwealth of Massachusetts).

                  B. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

                  C. The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                  D. This Agreement shall become effective as of the date hereof.

                  E. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  F. If any part, term or provision of this Agreement is held by the courts to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if


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                           the Agreement did not contain the particular part,
                           term or provision held to be illegal or invalid.

                  G. All parties hereto are expressly put on notice of Fund's Agreement and Declaration of Trust which is on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of Fund by its representatives as such representatives and not individually, and the obligations of Fund hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of Fund. With respect to any claim by Service Company for recovery of that portion of the compensation and expenses (or any other liability of Fund arising hereunder) allocated to a particular Portfolio, whether in accordance with the express terms hereof or otherwise, Service Company shall have recourse solely against the assets of that Portfolio to satisfy such claim and shall have no recourse against the assets of any other Portfolio for such purpose.

                  H. This Agreement, together with the Fee Schedule, is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officer as of the day and year first set forth above.


FARMERS INVESTMENT TRUST                  KEMPER SERVICE COMPANY



By: /s/Thomas F. McDonough                By: /s/Michael Curran
    --------------------------                ---------------------
     Name:  Thomas F. McDonough                 Name:  Michael J. Curran
     Title:    Vice President                   Title:    President

                                    EXHIBIT A
                                    ---------

                                  FEE SCHEDULE
                                  ------------


TRANSFER AGENCY FUNCTION                    FEE PAYABLE BY FUND
------------------------                    -------------------

                                                CLASS A           CLASS B
Annual Open Account Fee
Equity                                          10.00             10.00
Taxable Bond                                    14.00             14.00
Tax-Free Bond                                   14.00             14.00
Money                                           10.00             10.00

CDSC Fee Applied to B Share Open Accounts                           2.00

New Accounts Fee*
Equity                                            5.00              5.00
Taxable Bond                                      5.00              5.00
Tax-Free Bond                                     5.00              5.00
Money                                             5.00              5.00

Asset Based Fee (in basis points)
Equity                                            8.00              8.00
Taxable Bond                                      5.00              5.00
Tax-Free Bond                                     2.00              2.00
Money                                             5.00              5.00



The out-of-pocket expenses of Service Company will be reimbursed by Fund in accordance with the provisions of Section 5 of the Agency Agreement.
-----------------


* The new shareholder account fee is not applicable to Class A Share accounts established in connection with a conversion from Class B Shares.

                                    EXHIBIT B
                                    ---------

                               INSURANCE COVERAGE
                               ------------------

DESCRIPTION OF POLICY:

Brokers Blanket Bond, Standard Form 14
Covering losses caused by dishonesty of employees, physical loss of securities on or outside of premises while in possession of authorized person, loss caused by forgery or alteration of checks or similar instruments.

Errors and Omissions Insurance
Covering replacement of destroyed records and computer errors and omissions.

Special Forgery Bond
Covering losses through forgery or alteration of checks or drafts of customers processed by insured but drawn on or against them.

Mail Insurance (applies to all full service operations) Provides indemnity for the following types of securities lost in the mails:

o Non-negotiable securities mailed to domestic locations via registered mail.
o Non-negotiable securities mailed to domestic locations via first-class or certified mail.
o Non-negotiable securities mailed to foreign locations via registered mail.
o        Negotiable securities mailed to all locations via registered mail.